                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of March 22, 1996, is made by and between JAMES RIVER PAPER COMPANY, INC., a Virginia corporation ("Seller") and THE FONDA GROUP, INC., a Delaware corporation ("Fonda") and NEWCO, a Delaware corporation ("Newco").


                             W I T N E S S E T H :

         WHEREAS, Seller's "Specialties Operations Division" ("Specialties Operations Division") is engaged in the production and distribution of tissue, paper plates, napkins, tablecovers, Party Goods, and related accessories; and

         WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Fonda and Newco, respectively, and Fonda intends to purchase and acquire the assets and business of the Natural Dam and Long Beach Businesses and to assume the Assumed Liabilities relating thereto and Newco intends to purchase and acquire the assets and the business of the CEG Business and to assume the Assumed Liabilities relating thereto, collectively comprising substantially all of the assets of the Specialties Operations Division, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ACCOUNTS PAYABLE" means all current liabilities of Seller relating to the Business outstanding as of the Closing Date, other than the Excluded Liabilities, to the extent that such liabilities are included in the determination of Closing Net Book Assets.

         "ACCOUNTS RECEIVABLE" means all accounts receivable relating to the Business existing as of the Closing Date, other than Intercompany Accounts Receivable and the Long Beach Accounts Receivable.

         "AFFILIATE" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 3.01 hereof.

         "ASSUMED TAXES" means all Taxes allocated or apportioned to Buyer under Section 8.06 hereof.

         "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section
8.16 hereof.

         "BILL OF SALE" means one or more Bills of Sale in substantially the form attached hereto as EXHIBIT A.

         "BUSINESS" means the business as conducted by Seller and/or James River California Sub at the following locations: (i) Gouverneur, New York (the "Natural Dam Business"); (ii) Long Beach, California (the "Long Beach Business"); and (iii) Indianapolis, Indiana (the "CEG Business"); provided, however, that the term Business shall not include the Club Business nor the Commercial Business with the exception of custom print.

         "BUYER" means (i) Fonda solely with respect to all matters under this Agreement relating to the Natural Dam Business and the Long Beach Business and the related Purchased Assets; and (ii) Newco solely with respect to all matters under this Agreement relating to the CEG Business and the related Purchased Assets.

         "BUYER'S FSA" has the meaning set forth in Section 9.07 hereof.

         "CALIFORNIA ASSETS" has the meaning set forth in Section 8.19 hereof.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CLOSING" has the meaning set forth in Section 12.01 hereof.

         "CLOSING DATE" has the meaning set forth in Section 12.01 hereof.

         "CLOSING INVENTORY SCHEDULE" has the meaning set forth in Section 4.04 hereof.

         "CLOSING NET BOOK ASSETS" means (i) the Purchased Assets minus (ii) the Assumed Liabilities, to the extent included in the determination of the Closing Net Book Assets and subject to the Purchase Price Adjustment and the EBITDA Purchase Price Adjustment.

         "CLOSING NET BOOK ASSETS STATEMENT" has the meaning set forth in
Section 4.03 hereof.

         "CLUB BUSINESS" means sales by Seller to so-called "Warehouse Clubs" (i.e. Sams, Price/Costco and similar merchants).

         "CLUB SUPPLY AGREEMENT" has the meaning set forth in Section 5.01 hereof.

         "COLLECTIVE BARGAINING AGREEMENT" has the meaning set forth in Section
6.13 hereof.

         "COMMERCIAL BUSINESS" means the sales of products manufactured at the Long Beach Facility for resale/use by away from home businesses or institutions as opposed to individual retail customers.

         "CUP SUPPLY AGREEMENT" has the meaning set forth in Section 5.01 hereof.

         "DAMAGES" has the meaning set forth in Section 13.01 hereof.

         "DEPOSIT" has the meaning set forth in Section 4.02 hereof.

         "EBITDA" has the meaning set forth in Section 4.06 hereof.

         "EBITDA AMOUNT" has the meaning set forth in Section 4.06 hereof.

         "EBITDA PURCHASE PRICE ADJUSTMENT" has the meaning set forth in
Section 4.06 hereof.

         "EBITDA REVIEWING ACCOUNTANT" has the meaning set forth in Section
4.07 hereof.

         "ENVIRONMENTAL CONDITIONS" means any and all acts, omissions, events, circumstances, and conditions, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment storage, disposal discharge, emission or release of Hazardous Materials.

         "ENVIRONMENTAL EVENT" has the meaning set forth in Section 6.05 hereof.

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 6.05 hereof.

         "ENVIRONMENTAL LIABILITIES" means any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal costs incurred or imposed (i) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws, or (ii) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or Person pursuant to common law or statute, as a result of Environmental Conditions.

         "ENVIRONMENTAL PERMITS" means federal, state and local governmental licenses, permits, and other authorizations and approvals, whether foreign or domestic, that relate to the environment or to public health and safety or worker health and safety as they may be affected by the environment.

         "EQUIPMENT" means all machinery, equipment, furniture, fixtures, vehicles (whether or not certificated), tools, supplies, spare parts and other tangible personal property (other than to the extent constituting an Excluded Asset), (a) located on the Real Property as of the date hereof and/or (b) listed on Schedule 2.01(iii) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any person, firm or entity (whether or not incorporated) which, by reason of its relationship with Seller or any Affiliate of Seller, is required to be aggregated with Seller or any Affiliate under Sections 414(b), (c) or (m) of the Code or which, together with Seller or any such Affiliate, is a member of a controlled group within the meaning of Section 4001 (a) of ERISA.

         "EVALUATION MATERIAL" has the meaning set forth in Section 8.05 hereof.

         "EXCHANGE ACT" means the Securities Act of 1933, as amended.

         "EXCHANGE NOTES" has the meaning set forth in the Certificate of Incorporation of Newco.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.02 hereof.

         "EXCLUDED INVENTORY" has the meaning set forth in the definition of Inventory.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 3.01(b) hereof.

         "FACILITIES" mean Seller's and/or James River California Sub's facilities at Gouverneur, New York, Long Beach, California and Indianapolis, Indiana.

         "FIXTURES AND IMPROVEMENTS" means the buildings and other improvements referred to in the definition of Real Property.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL ENTITY" has the meaning set forth in Section 6.05 hereof.

         "GROUP" means a Person and such Person's Affiliates and their respective directors, officers, employees, representatives, consultants, stockholders, controlling persons and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

         "HAZARDOUS MATERIALS" means any (i) petroleum or petroleum products,
(ii) hazardous substances as defined by ss. 101(14) of CERCLA and (iii) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 13.03 hereof.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 13.03 hereof.

         "INSURANCE CLAIMS" has the meaning set forth in Section 2.01 hereof.

         "INTELLECTUAL PROPERTY" means all patents, patent applications, service marks, trademarks, trademark registrations, trademark applications, copyrights, industrial design registrations, utility models, trade names, whether or not registered (or by whatever name or designation), used by Seller primarily in connection with the Business, and all proprietary data, and technical or manufacturing know-how or information (and materials embodying such information) so used by Seller, including inventions and trade secrets and documentation thereof in whatever form.

         "INTELLECTUAL PROPERTY INSTRUMENTS" means, collectively, Assignments and License Agreements in the respective forms attached hereto as EXHIBIT B.

         "INTERCOMPANY" means a transaction, obligation or account between Seller, any Seller Affiliate, or any other Affiliate of Seller or their divisions, on the one hand, and any of Seller, any Seller Affiliate or any other Affiliate of Seller or their divisions, on the other hand, arising from the conduct of the Business.

         "INTERCOMPANY PAYABLES" means all Intercompany payables and other Intercompany liabilities of the Business of whatever nature and regardless of whether such liabilities would be treated as short-term or long-term on a balance sheet prepared in accordance with GAAP.

         "INTERCOMPANY ACCOUNTS RECEIVABLE" means all Intercompany receivables of the Business of whatever nature.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "INVENTORY" means all the stores, packing and packaging materials, supplies, raw materials, work in progress, and material held for resale, and other inventories, including without limitation, all as are owned by Seller for use in the Business and all as are located at, used in connection with, acquired for, produced for, contained in or in transit to, through or from the Real Property including, without limitation, those in warehouses or other storage facilities outside the Real Property. Notwithstanding the foregoing the term Inventory shall not include in respect of the Long Beach Business, (i) raw materials, work-in-progress and finished goods relating to Commercial Business products; or (ii) finished goods relating to Club Business products the ("Excluded Inventory").

         "JAMES RIVER CALIFORNIA SUB" has the meaning set forth in Section 8.19 hereof.

         "LEASES" has the meaning set forth in Section 6.11 hereof.

         "LIEN" means any mortgage, lien, pledge, charge, security interest, encumbrance or restriction of any kind.

         "LICENSES AND PERMITS" means federal, state and local governmental licenses, permits, approvals and authorizations, whether foreign or domestic, other than Environmental Permit.

         "LONG BEACH ACCOUNTS RECEIVABLE" means Accounts Receivables relating to the Long Beach Business.

         "LONG BEACH BAG MACHINES" means machinery and equipment used for production of paper bags at the Long Beach Facility and spare parts for such machinery and equipment.

         "MATERIAL CONTRACTS" has the meaning set forth in Section 6.12 hereof.

         "MULTIEMPLOYER PLAN" means each Benefit Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         "PARTY CHANNEL" has the meaning set forth in Section 8.17 hereof.

         "PARTY GOODS" means plates, cups, napkins, tablecovers, and other paper and plastic favors and decorations which are decorated with thematic or artistic graphics and which are sold in the Party Channel.

         "PERMITS" means all franchises, licenses, authorizations, approvals, permits (including Environmental Permits), consents or other rights granted by Federal, state or local governmental authorities and all certificates of convenience or necessity, immunities, privileges, licenses, consents, grants, ordinances and other rights, of every character whatsoever, which are required in the conduct of the Business.

         "PERMITTED EXCEPTIONS" has the meaning set forth in Section 6.10 hereof.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency of instrumentality thereof.

         "PLATE TECHNOLOGY LICENSE OPTION" has the meaning set forth in Section
5.01 hereof.

         "PREFERRED SHARES" has the meaning set forth in Section 4.02 hereof.

         "PREFERRED SUPPLY AGREEMENT" has the meaning set forth in Section 5.01 hereof.

         "PURCHASED ASSETS" has the meaning set forth in Section 2.01 hereof.

         "PURCHASE PRICE" has the meaning set forth in Section 4.01 hereof.

         "PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section 4.03 hereof.

         "REAL PROPERTY" means the real property listed and/or described by metes and bounds in Schedule 2.01(ii) hereto, together with the buildings, fixtures and other improvements thereon and the easements, rights and other appurtenances thereto belonging.

         "REGULATORY APPROVALS" has the meaning set forth in Section 6.03 hereof.

         "REVIEWING ACCOUNTANT" has the meaning set forth in Section 4.05 hereof.

         "RELATED AGREEMENTS" has the meaning set forth in Article 5.01 hereof.

         "SECTION 338(H)(10) ELECTION" means an election for federal income tax purposes described in Section 338(h)(10) of the Internal Revenue Code with respect to the stock of the James River California Sub described in this Agreement, including any elections required under Section 338(g) of the Internal Revenue Code that are required to be made under applicable law when making the Section 338(h)(10) Election.

         "SECTION 338 FORMS" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other governmental authority in connection with the Section 338(h)(10) Election, including U.S. Internal Revenue Service Form 8023-A (together with any schedules or attachments thereto that are required pursuant to Treasury Regulations, including Section 1.338(h)(10)-l), and any comparable or similar state, local or other governmental submissions.

         "SELLER'S FSA" has the meaning set forth in Section 9.07 hereof.

         "SELLER'S PLANS" has the meaning set forth in Section 6.14 hereof.

         "SHORT RUN" has the meaning set forth in Section 8.17 hereof.

         "SPECIALTY OPERATIONS DIVISION" has the meaning set forth in the recitals.

         "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, alternative minimum, excise, property, real estate, sales, purchase, use, payroll (including required withholdings), unemployment, and franchise taxes, imposed by any Governmental Entity with respect to the Business or the Acquired Assets, but excluding Transfer Taxes. Such term shall include any interest, penalties or additions payable in connection with such taxes, charges, fees, levies or other assessments and "Tax" shall mean one of the foregoing Taxes.

         "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed with any Governmental Entity in respect of any Tax and "Tax Return" shall mean one of the foregoing Tax Returns.

         "TITLE COMPANY" has the meaning set forth in Section 8.04 hereof.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 9.01 hereof.

         "TRANSFER TAXES" means all sales, transfer, use, gross receipts, value added, registration, stamp and similar taxes or fees (excluding recording fees) imposed by any Governmental Entity in connection with the, transfers by Seller to Buyer of any of the Purchased Assets pursuant to this Agreement.

         "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section
5.01 hereof.


                                   ARTICLE II
                          PURCHASE AND SALE OF ASSETS

         2.01 PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions hereinafter set forth, on the Closing Date, Seller shall sell, convey, transfer, assign and deliver to Buyer and Buyer shall purchase from Seller, for the Purchase Price, the Business and all Seller's right, title and interest to and in all the assets and properties of Seller used primarily in connection with the Business, tangible and intangible, real and personal, fixed or contingent, wherever located, as the same shall exist on the Closing Date (said assets and properties so to be sold, conveyed, transferred, assigned and delivered being hereinafter collectively referred to as the "Purchased Assets"), including, without limitation:

           (i)   the Accounts Receivable;

          (ii)   the Real Property;

         (iii)   the Equipment;

          (iv)   the Inventory;

           (v)   the Leases;

          (vi) all catalogues, brochures, sales literature, promotional material and other selling materials pertaining primarily to the Business;

         (vii) copies of all papers, documents, instruments, books and records, files, agreements, books of account and other records directly pertaining to the Assets or the Business (including, without limitation, customer invoices, customer lists, vendor and supplier lists, drafts and other documents and materials relating to customer transactions);

        (viii) the Environmental Permits held by Seller that are assignable and that relate solely to the Purchased Assets;

          (ix) the Licenses and Permits held by Seller that are assignable and that relate solely to the Purchased Assets;

           (x) all rights and interests of Seller in, to and under any contract, agreement, license, sales order, purchase order or other commitment that is (a) a Material Contract or (b) in writing and not required to be disclosed on Schedule 6.12 hereto, which Buyer has agreed to assume pursuant to paragraph 3.01(a) hereof (subject, however, to the provisions of paragraph 3.01(b) hereof);

          (xi) all Intellectual Property and the licenses and franchises with respect thereto listed on Schedule 2.01(xi) hereto, together with the goodwill and the business appurtenant thereto; and all trade secrets, technology (including technology with respect to which Seller is a sublicensee, in such case only insofar as permitted under the applicable sublicense agreement), processes, inventions, designs, drawings, blueprints, specifications, patterns, royalties, privileges, permits and all other similar intangible personal property, in each case, pertaining primarily to the Business; subject, however, to appropriate reservations and re-licenses from Buyer to Seller regarding the Intellectual Property so identified on Schedule 2.01(xi) hereto;

         (xii) cash in an amount equal to all condemnation proceeds and all property and casualty insurance proceeds and claims (excluding business interruption insurance), ("Insurance Claims"), plus an amount equal to any deductible, with respect to the loss, damage, destruction or condemnation of any of the tangible Purchased Assets other than Inventories occurring between the date of this Agreement and the Closing Date, but only to the extent not applied by Seller to the repair, restoration or replacement thereof on or prior to the Closing Date; provided, however, that the Purchase Price shall not otherwise have been adjusted by the parties to reflect any such condemnation or casualty loss;

        (xiii) all other assets and rights of every kind and nature, real or personal, tangible or intangible, that are used by Seller primarily in connection with the Business, including, without limitation, all deposits, notes receivable, deferred charges and prepaid expenses, bonds, claims, and causes of action, except for assets and rights specifically excluded pursuant to
                 Section 2.02 hereof, and

         (xiv) the stock of the James River California Sub, should Seller exercise the option to establish such James River California Sub, pursuant to Section 8.19 hereof.

         2.02 EXCLUDED ASSETS. The following assets (collectively the "Excluded Assets") are not included in the Purchased Assets:

          (i) except as expressly provided in Section 2.01(xii) hereof, all cash and cash equivalents, including cash on hand or in bank accounts, certificates of deposit, commercial paper and securities belonging to Seller;

         (ii)    all Intercompany Accounts Receivable;

        (iii)    all Long Beach Accounts Receivable;

         (iv)    the Long Beach Bag Machines;

          (v) all Licenses and Permits that are not assignable or that do not relate solely to the Purchased Assets;

         (vi) the rights and interests of Seller in all Intellectual Property unless listed on Schedule 2.01(xi) hereto;

        (vii)    goodwill appearing on Seller's books and records; and

        (viii)   the Excluded Inventory.

                                  ARTICLE III
                        ASSUMED AND EXCLUDED LIABILITIES

         3.01 ASSUMED AND EXCLUDED LIABILITIES. (a) Except (i) with respect to matters set forth in paragraph 3.01(b) hereof; or (ii) to the extent that Buyer is entitled to indemnification in respect thereof pursuant to Article XIII hereof, in which case, for purposes of said Article XIII, such liabilities and obligations shall be deemed not to be assumed by Buyer hereunder, at the Closing, Buyer will assume only the following liabilities and obligations which relate to the Purchased Assets and are not paid or discharged at or before the
Closing:

         (i) liabilities reflected on the Audited Financial Statements, minus any such liabilities or obligations that have been, or are, paid or discharged by Seller between December 31, 1995 and the Closing Date, and liabilities or obligations incurred after December 31, 1995 and prior to the Closing Date to the extent included in the determination of the Closing Net Book Assets;

        (ii) liabilities and obligations of Seller relating to the Purchased Assets to be performed after the Closing arising from the Material Contracts, the Leases or any other lease, contract or agreement relating to the Purchased Assets and not required to be disclosed on Schedule 6.11 or Schedule 6.12 hereto other than liabilities and obligations arising from breaches thereof prior to the Closing; and

       (iii) liabilities and obligations of Seller relating to Transferred Employees including, without limitation, employee benefits relating to Transferred Employees, to the extent included in the determination of the Closing Net Book Assets.

         The liabilities and obligations hereinabove listed, and to be assumed by Buyer, are hereinafter referred to collectively as the "Assumed Liabilities".

         (b) Notwithstanding the provisions of paragraph 3.01(a), there are expressly excluded from the Assumed Liabilities, and Buyer is not assuming, and shall not be deemed to have assumed, and the determination of the Closing Net Book Assets shall not reflect, any of the following liabilities and obligations:

         (i) liabilities for Taxes incurred by Seller in connection with the operation of the Purchased Assets prior to and up to and including the Closing Date or incurred by Seller with respect to any of the transactions contemplated hereby, except to the extent included in the determination of the Closing Net Book Assets;

        (ii) liabilities and obligations of Seller arising from a breach by Seller before the Closing of any contract or agreement relating to the Purchased Assets, including, without limitation, the Material Contracts and the Leases;

       (iii) liabilities and obligations arising under any contract or agreement, including, without limitation, the Material Contracts and the Leases, if the rights of Seller are, for any reason, not transferred to, or the benefits thereunder are not otherwise made available to, Buyer at the Closing. The provisions of this clause
              (iii) shall not limit Seller's liability for the failure to transfer any of the Material Contracts or the Leases as required herein;

        (iv) any liability or obligation, under the Collective Bargaining Agreements or otherwise, in respect of severance or separation pay or allowances for employees of Seller whose employment with Seller was terminated on or prior to the Closing Date; and

         (v) liabilities and obligations arising out of any action, suit or proceeding based upon an event occurring, or a claim arising, up to and including the Closing Date.

         The liabilities and obligations hereinabove listed are to be retained by Seller, and are hereinafter referred to collectively as the "Excluded Liabilities".


                                   ARTICLE IV
                                 PURCHASE PRICE

         4.01 PURCHASE PRICE. The aggregate purchase price for the Purchased Assets shall be an amount equal to (a) the Closing Net Book Assets; minus, (b)
(i) $2,000,000; and (ii) any amounts attributable to goodwill as a result of Seller's purchase price being greater than fair market value of assets acquired (estimated by Seller to be approximately $100,000), subject to adjustment as provided in Section 4.03 and Section 4.06 hereof (the "Purchase Price").

         4.02 PAYMENT OF PURCHASE PRICE. (a) Simultaneously with the execution of this Agreement, Buyer has paid to Seller, the sum of $1,000,000 (said sum, together with interest accrued thereon, the "Deposit") by wire transfer of immediately available funds. The Deposit shall be promptly deposited and maintained in an interest bearing account during the term of this Agreement. In the event that this Agreement is terminated by Buyer pursuant to Section 14.01(a) hereof, Seller shall promptly return the Deposit to an account designated by Buyer. Upon the Closing or sooner termination of this Agreement, the Deposit shall become the non-refundable property of Seller; subject, however, to the foregoing sentence.

         (b) On the Closing Date, in full consideration for the sale, conveyance, transfer, assignment and delivery to Buyer of the Purchased Assets, (subject, however, to the assumption of the Assumed Liabilities and adjustment to the Purchase Price as provided in Section 4.03 and Section 4.06 hereof), Buyer shall pay to Seller, the Purchase Price as follows:

         (i) $4,000,000 pursuant to a Senior Subordinated Note in the form of EXHIBIT C annexed hereto and made a part hereof executed and delivered by Fonda;

        (ii) $5,000,000 pursuant to a Senior Subordinated Note in the form of EXHIBIT D annexed hereto and made a part hereof executed and delivered by Newco;

       (iii) $8,000,000, subject to adjustment pursuant to Section 4.06 hereof, by delivery of shares of preferred stock of Newco (the "Preferred Shares"; provided, however, that if the Preferred Shares shall be exchanged for Exchange Notes pursuant to Section 4(b) of Part A of Article FIFTH of Newco's Certificate of Incorporation, such term shall include the Exchange Notes) having an aggregate liquidation preference in such amount; and

        (iv) an amount which when added to the Deposit and the payments to be made pursuant to clauses (i), (ii) and (iii) above shall equal
              (x) the aggregate amount of shareholders equity reflected on the balance sheets included in the Audited Financial Statements, as adjusted to reflect (1) Excluded Assets and Excluded Liabilities and operations relating thereto; and (2) the substitution of the book carrying value of the Inventory of the CEG Business as of the Closing Date, as reasonably estimated by Seller, for the book carrying value of the Inventory of the CEG Business shown on the balance sheets included in the Audited Financial Statements minus
              (y) $2,000,000, by wire transfer of immediately available funds to one or more accounts designated by Seller.

         (c) If Newco shall, at any time prior to the redemption of the Preferred Shares, merge with and into Fonda (i) all obligations of Newco under the Senior Subordinated Note of Newco referred to in Section 4.02(b)(ii) hereof will be assumed by Fonda and (ii) the Preferred Shares will be converted into an equivalent amount of preferred shares of Fonda having identical terms (the "Fonda Preferred Shares"). Upon such exchange all references in this Agreement to the Preferred Shares shall mean the Fonda Preferred Shares.

         (d) If Fonda, at any time prior to the redemption of the Preferred Shares, effects an initial public offering (an "IPO") of its common stock pursuant to the applicable provisions of the Exchange Act, Seller shall have the option (the "Exchange Option") to exchange the Preferred Shares in whole for common stock of Fonda upon and subject to the following terms and conditions. Fonda shall give Seller notice (the "Exchange Notice") of its intention to effect the IPO not less than sixty (60) days prior to the filing of a Registration Statement with the Securities and Exchange Commission, together with a copy of Fonda's most recent audited financial statement. Seller shall have the right to exercise the Exchange Option only by giving Fonda notice thereof within fifteen (15) days following the date of the Exchange Notice, time being of the essence. Unless timely exercised, the Exchange Option shall automatically terminate and be of no further force or effect. If the Exchange Option is timely exercised and the IPO shall be consummated, the Preferred Shares shall be exchanged on the thirtieth (30th) day following the closing date of the IPO for common stock of Fonda having an aggregate value equal to the Redemption Price, based upon the average closing price for the initial twenty (20)-day period during which such shares shall be publicly traded; provided, however, that such common stock shall be restricted from being traded for a period of twenty-four (24) months following the date of exchange. If the IPO shall not be successfully consummated, the exercise of the Exchange Option, if timely exercised, shall be deemed rescinded and the Exchange Option shall remain in full force and effect. Dennis Mehiel, the holder of not less than eighty-five (85%) percent of the issued and outstanding shares of the capital stock of each of Newco and Fonda, hereby agrees to cause Fonda to comply with its obligations under this paragraph. Dennis Mehiel has executed this Agreement in his individual capacity solely with respect to his agreement in the preceding sentence.

         4.03 PURCHASE PRICE ADJUSTMENT. After the Closing, the Purchase Price shall be increased or decreased, as the case may be, by the amount, if any, by which the Closing Net Book Assets shall be greater or less than the aggregate amount of shareholders equity reflected on the balance sheets included in the Audited Financial Statements as adjusted to reflect Excluded Assets and Excluded Liabilities and operations relating thereto (the "Purchase Price Adjustment").

         Seller shall provide Buyer with a statement of the Closing Net Book Assets (the "Closing Net Book Assets Statement") within sixty (60) days after the Closing, together with a letter of Seller's independent certified public accountants stating that such Statement has been prepared in accordance with GAAP and fairly presents the Closing Net Book Assets. If the Purchase Price Adjustment is a negative number, Seller shall, on or before fifteen (15) days after the Purchase Price Adjustment becomes final pursuant to Section 4.05 hereof, make payment by wire transfer to one or more accounts designated by Buyer in immediately available funds for the amount of the Purchase Price Adjustment. If the Purchase Price Adjustment is a positive number, Buyer shall, on or before fifteen (15) days after the Purchase Price Adjustment becomes final pursuant to Section 4.05 hereof, make payment by wire transfer to Seller in immediately available funds for the amount of the Purchase Price Adjustment. If the Purchase Price Adjustment shall be paid by or to Fonda or Newco, as the case may be, on the basis of the elements of the Purchase Price Adjustment allocable to the Purchased Assets acquired by Fonda or Newco, respectively. All payments of the Purchase Price Adjustment shall also include interest thereon at the prime rate announced from time to time by The Chase Manhattan Bank N.A. from the Closing Date through and including the date the Purchase Price Adjustment is paid.

         4.04 COUNT OF INVENTORY, MISC. (a) Seller and Buyer shall conduct a joint physical count as of the Closing Date, to be reviewed or observed by their respective independent certified public accounts, of the Inventory, or employ such other procedures as Seller and Buyer may agree upon, in order to determine the quantity, and the book carrying value. Based upon such joint physical count, Seller shall prepare and deliver to Buyer as part of the Closing Net Book Assets Statement, a statement, by item and quantity, of Inventory (the "Closing Inventory

Schedule") accompanied by a letter of agreed upon procedures of Seller's independent certified public accountants to the effect that the Closing Inventory Schedule has been prepared, in all material respects, in accordance with this Section.

         (b) The book carrying value of Inventories will be determined using the FIFO valuation approach as consistently applied in prior periods.

         4.05 RESOLUTION OF CLOSING NET BOOK ASSETS. Seller shall make available to Buyer and, if Buyer elects, Buyer's independent certified public accountants, at no expense, such of the facilities, books, records and personnel of Seller related to the Business and such of the work papers of Seller's independent certified public accountants as are reasonably requested by Buyer to enable it to review and verify Seller's Closing Net Book Assets calculation, including, without limitation, the Closing Inventory Schedule. In the event that Buyer disputes Seller's calculations, it shall, within thirty
(30) days after delivery of the information requested pursuant to the preceding sentence, deliver a notice to Seller (the "Dispute Notice") setting forth in reasonable detail, including an estimated dollar amount, the basis of such dispute; provided, however, that Buyer shall not have the right to dispute the book carrying value of the Inventory of the CEG Business as of the Closing Date except to the extent, if any, that the disputed amount of said book carrying value exceeds $200,000. If the Dispute Notice is not delivered within such thirty (30)-day period, then the Purchase Price Adjustment, as determined by Seller, shall be final. In the event that the Dispute Notice is so delivered, the parties shall negotiate to attempt to resolve the portion which is in dispute and the portion which is not in dispute, together with interest accrued thereon, shall be promptly paid by the party owing same. If the parties fail to resolve any such dispute within thirty (30) days after receipt by Seller of the Dispute Notice, the parties shall select a firm of independent certified public accountants of national standing (the "Reviewing Accountant") to review the portions of Seller's calculation which are subject to dispute or, if the parties fail to agree upon a Reviewing Accountant within forty-five (45) days after receipt by Seller of the Dispute Notice, such firm shall be selected by lot from among all so-called "Big Six" firms not having (and not having announced a pending combination with another firm having) a disqualifying interest with respect to either party. The performance of any such firm as the Reviewing Accountant under this or any other provision of this Agreement shall not constitute a disqualifying interest. The parties shall make available to the Reviewing Accountant all work papers and all other information and material in their possession relating to the matters asserted in the Dispute Notice. The Reviewing Accountant shall be instructed by the parties to use its best efforts to deliver to the parties its determination within thirty (30) days after the date of such submission of the dispute to the Reviewing Accountant. The determination of the Reviewing Accountant shall be final and binding on the parties. Each party shall bear its own expenses and the fees and expenses of its own representatives and experts, including its independent accountant, in connection with the preparation, review, dispute (if any) and final determination of the Purchase Price Adjustment. The parties shall share equally in the costs, expenses and fees of the Reviewing Accountant.

         4.06 EBITDA PURCHASE PRICE ADJUSTMENT. (a) After the Closing, in addition to any adjustment to the Purchase Price pursuant to Section 4.03 hereof, the Purchase Price shall be (i) reduced by the amount by which the product of 6 multiplied by the EBITDA Amount, shall be less than $36,000,000; provided, however, that in no event shall such reduction exceed $6,000,000; and
(ii) increased by 20% of the amount by which the product of 6 multiplied by the EBITDA Amount shall be greater than $36,000,000; provided, however, that in no event shall such increase exceed $4,000,000 (the "EBITDA Purchase Price Adjustment").

         (b) Newco shall, on or before October 31, 1997, provide Seller with a statement of earnings before interest, taxes, depreciation and amortization ("EBITDA") in respect of the operations of the CEG Business for the fiscal year ending July 31, 1997 (the "EBITDA Amount"), together with (i) Newco's uncombined income statement for the 12-month period ending July 31, 1997 and balance sheet as of such date in the form required by Section 8.18(ii) hereof,
(ii) a schedule setting forth the calculation of the EBITDA Amount utilizing accounting methods consistent with those utilized in preparation of the Audited Financial Statements; and (iii) such other financial information as Seller may reasonably request to verify the calculation of the EBITDA Amount. Notwithstanding the foregoing, in the event that Newco (1) shall not install a pre-press system included as contributing to Seller's 1996 and 1997 EBITDA computations, the EBITDA Amount shall be increased by $650,000; and/or (2) shall install profit-adding capital equipment not included as contributing to Seller's 1996 and 1997 EBITDA computations, the EBITDA Amount shall be reduced to the extent if any, that such equipment has a measurable effect on the EBITDA Amount. If the EBITDA Purchase Price Adjustment is a negative number, Seller shall, on or before fifteen (15) days after the EBITDA Purchase Price Adjustment becomes final pursuant to Section 4.07 hereof make payment by surrendering, transferring and assigning to Newco, Preferred Shares having a liquidation preference equal to the EBITDA Purchase Price Adjustment, free and clear of all Liens. If the EBITDA Purchase Price Adjustment is a positive number, Newco shall, on or before fifteen (15) days after the EBITDA Purchase Price Adjustment becomes final pursuant to Section 4.07 hereof, make payment by issuing to Seller additional Preferred Shares having a liquidation preference equal to the EBITDA Purchase Price Adjustment. Notwithstanding the foregoing,
(A) if Seller shall have exchanged the Preferred Shares for common stock of Fonda in accordance with the provisions of paragraph 4.06(c) hereof, then Seller or Newco, as the case may be, shall make a wire transfer in immediately available funds to an account designated by the other, for the amount of the EBITDA Purchase Price Adjustment; and (B) if the Preferred Shares shall have been redeemed on or before December 31, 1996, then, (i) if Newco shall be entitled to receive the EBITDA Purchase Price Adjustment, payment thereof shall be effected by crediting the amount thereof against the outstanding principal balance of the Senior Subordinated Note referred to in Section 4.02(b)(ii) hereof, and (ii) the Purchase Price shall not be subject to increase as a result of the EBITDA Purchase Price Adjustment. The EBITDA Purchase Price Adjustment shall be deemed made as of November 1, 1997 notwithstanding the date on which it becomes final pursuant to Section 4.07 hereof.

         4.07 RESOLUTION OF EBITDA AMOUNT. In the event that Seller disputes Newco's calculations of the EBITDA Amount, Seller shall, within thirty (30) days of delivery thereof, deliver a notice to Newco (the "EBITDA Dispute Notice") setting forth in reasonable detail including an estimated dollar amount, the basis of such dispute. If the EBITDA Dispute Notice is not delivered within such thirty (30)-day period, then the EBITDA Purchase Price Adjustment as determined by Newco, shall be final. In the event that the EBITDA Dispute Notice is so delivered, the parties shall negotiate to attempt to resolve the portion which is in dispute. If the parties fail to resolve any such dispute within thirty (30) days after receipt by Newco of the EBITDA Dispute Notice, the parties shall select a firm of independent certified public accountants of national standing (the "EBITDA Reviewing Accountant") to review the portions of Newco's calculation which are subject to dispute or, if the parties fail to agree upon a EBITDA Reviewing Accountant within forty-five (45) days after receipt by Newco of the EBITDA Dispute Notice, such firm shall be selected by lot from among all so-called "Big Six" firms not having (and not having announced a pending combination with another firm having) a disqualifying interest with respect to either party. The performance of any such firm as the Reviewing Accountant or the EBITDA Reviewing Accountant under this or any other provision of this Agreement shall not constitute a disqualifying interest. The parties shall make available to the EBITDA Reviewing Accountant and to each other, all work papers and all other information and material in their possession relating to the matters asserted in the EBITDA Dispute Notice. The EBITDA Reviewing Accountant shall be instructed by the parties to use its best efforts to deliver to the parties its determination within thirty (30) days after the date of such submission of the dispute to the EBITDA Reviewing Accountant. The determination of the EBITDA Reviewing Accountant shall be final and binding on the parties. Each party shall bear its own expenses and the fees and expenses of its own representatives and experts, including its independent accountant, in connection with the preparation, review, dispute (if any) and final determination of the EBITDA Purchase Price Adjustment. The parties shall share equally in the costs, expenses and fees of the EBITDA Reviewing Accountant.


                                   ARTICLE V
                               RELATED AGREEMENTS

         5.01 RELATED AGREEMENTS. In connection with the consummation of the transaction contemplated by this Agreement Seller and Buyer shall, at the Closing, enter into (a) a Supply Agreement (the "Club Supply Agreement") substantially in the form of EXHIBIT E hereto; and (b) the Transition Services Agreement (the "Transition Services Agreement") substantially in the form of EXHIBIT F hereto; (c) a Cup Supply Agreement (the "Cup Supply Agreement") substantially in the form of EXHIBIT K hereto; (d) a Plate Technology License Option (the "Plate Technology License Option") substantially in the form of EXHIBIT L hereto; and (e) a Preferred Supply Agreement (the "Supply Agreement") substantially in the form of EXHIBIT M hereto. The foregoing Agreements are hereinafter referred to collectively as the "Related Agreements".

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTEES OF SELLER

         Seller represents and warrants to Buyer the following:

         6.01 ORGANIZATION; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own all of its properties and assets and carry on its business as it is presently being conducted. Seller is duly qualified and in good standing to do business in each jurisdiction in which the Business makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the Purchased Assets or the operation thereof. If Seller exercises the election available to it pursuant to
Section 8.19 hereof, on the Closing Date James River California Sub will be a corporation duly organized, validly existing and in good standing under the laws of Virginia.

         6.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has the corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary with respect thereto. Assuming that Buyer has duly authorized the execution and delivery of this Agreement and the Related Agreements, this Agreement constitutes, and the Related Agreements when executed and delivered by Seller will constitute, valid and binding obligations of Seller, enforceable in accordance with their terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors, rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         6.03 CONSENTS AND APPROVALS. Except (i) for filings with the Federal Trade Commission and the United States Department of Justice under the HSR Act; and (ii) as set forth in Schedule 6.03 hereto, there is no requirement applicable to Seller to make any filing with or to obtain any permit, authorization, consent or approval of any Governmental Entity ("Regulatory Approvals") as a condition to the lawful consummation of the transactions contemplated by this Agreement (other than as may be required by any applicable "bulk sales" laws). Except as set forth in Schedule 6.03 hereto, there is no requirement that any party to any Material Contract or Lease, or other agreement to which Seller is a party or by which it is bound, consent to the execution of this Agreement by Seller or the consummation of the transactions contemplated by this Agreement, including, if Seller exercises the election available to it pursuant to Section 8.19 hereof, the contribution to James River California Sub of certain tangible personal property and the sale of the stock of such subsidiary to Buyer.

         6.04 NON-CONTRAVENTION. The execution and delivery by Seller of this Agreement and the Related Agreements and consummation of the transactions contemplated hereby and thereby, including, if Seller exercises the election available to it pursuant to Section 8.19 hereof the contribution to James River California Sub of certain tangible personal property and the sale of the stock of such subsidiary to Buyer do not and will not (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Seller,
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller or any of the Purchased Assets may be bound, including, without limitation, the Material Contracts and the Leases or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Business or any of the Purchased Assets (other than any applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which would not have a material adverse effect on the Purchased Assets or the Business.

         6.05 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 6.05 hereto, (a) Seller is, and conducts the Business, in material compliance with the requirements of any laws, regulations, policies, guidelines, orders, judgments or decrees of any federal, state, local or foreign court or governmental authority applicable to or having jurisdiction over the Purchased Assets (a "Governmental Entity") which relate to the environment or to public health and safety or worker health and safety as they may be affected by the environment ("Environmental Laws"); (b) Seller has not received written notice of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Environmental Event") relating to the Business, and (c) to Seller's knowledge, no notice of any Environmental Event has been given to any Person that occupied the Real Property prior to the date the Real Property was occupied by or used in the Business. Except as set forth in Schedule 6.05 hereto, there are no facts, events or conditions presently known to Seller which relate to the Business or the Purchased Assets and which constitute an Environmental Condition or, with the passage of time, could give rise to Environmental Liabilities or cause Seller or Buyer to be obligated to clean up, remedy or otherwise restore to a former condition, by itself or jointly with others, any contaminated surface water, groundwater, soil or any natural resources associated therewith. Except as set forth as Schedule 6.05 hereto and without limiting the generality of the foregoing, Seller has not disposed of on or in the Premises any Hazardous Materials.

         6.06 LICENSES AND PERMITS. Except as set forth in Schedule 6.06 hereto, and except for those Licenses and Permits the failure to maintain which would not have a material adverse effect upon the ownership or operation of the Business or the Purchased Assets, Seller has all Licenses and Permits required to own and operate the Business and the Purchased Assets as they are presently being operated by Seller. If Seller exercises the election available to it pursuant to Section 8.19 hereof on the Closing Date James River California Sub will have all licenses and permits required to own and operate the portion of the Long Beach Business conducted by it and the California Assets. Schedule 6.06 hereto contains a complete and correct list of all such Licenses and Permits, all of which are in full force and effect. No notice of a material violation of any such License or Permit has been received by Seller or, to the knowledge of Seller, recorded or published, and no proceeding is pending or, to the knowledge of Seller threatened, to revoke or limit any of them.

         6.07 COMPLIANCE WITH LAWS. Except as set forth in Schedule 6.07 hereto, and excluding those matters referred to in Section 6.05 hereof relating to environmental matters and those contained in Section 6.06 hereof relating to Licenses and Permits, Seller has not received any notice alleging noncompliance with any laws, regulations, policies, guidelines, orders, judgements or decrees of any Governmental Entity applicable to the Purchased Assets including, without limitation, those related to antitrust and trade matters, civil rights, zoning and building codes, public health and safety, worker health and safety and labor and nondiscrimination, which non-compliance could reasonably be expected to affect, materially and adversely, the Purchased Assets.

         6.08 LITIGATION. Except as set forth in Schedule 6.08 hereto, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of Seller, threatened against Seller, whether at law or in equity and whether civil or criminal in nature, before any Governmental Entity or arbitrator, nor are there any judgments, decrees or orders of any Governmental Entity or arbitrator outstanding against Seller which have, or, if adversely determined, could reasonably be expected to have a material adverse effect on the Purchased Assets or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

         6.09 ABSENCE OF CHANGES. (a) Except as set forth in Schedule 6.09 hereto, since December 31, 1995, there has not been:

         (i) any damage, destruction or loss (whether or not covered by insurance) which affects the Purchased Assets;

        (ii) a material change in the operation of the Purchased Assets other than in the ordinary course of business; or

       (iii) any sale or removal of any of the Purchased Assets other than in the ordinary course of business.

         (b) Except as otherwise set forth on Schedule 6.09 hereto, since December 31, 1995, Seller has not with respect to the Business, other than in the ordinary course of business:

         (i) incurred any material obligation or liability (whether fixed, absolute, accrued, contingent, known or unknown, or otherwise, of any kind or nature whatsoever);

        (ii) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of the Purchased Assets (other than mechanic's, materialman's and similar statutory liens arising as a matter of law and purchase money security interests);

       (iii) transferred, leased or otherwise disposed of any Purchased Assets or acquired any assets or properties to be used solely by or in connection with the activities of the Business;

        (iv) canceled or compromised any debt or claim related to the Business;

         (v) waived or released any rights of material value related to the Business;

        (vi) transferred or granted any rights under any concessions, leases, licenses, sublicenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how related to the Business;

       (vii) made or granted any wage, salary or benefit increase or paid any bonus applicable to any group or classification of employees generally (except for bonuses which may be granted by Seller to certain key employees in connection with the consummation of the transaction contemplated by this Agreement and which shall be payable by Seller), entered into or amended the terms of any employment contract with, or made any loan to, or entered into or amended the terms of any material transaction of any other nature with, any officer or employee engaged in the operations of the Business;

      (viii) entered into any agreement or commitment to take any action described in paragraphs (i) - (vii) of this paragraph 6.09(b); or

        (ix) in any event suffered any change which would materially and adversely affect the Purchased Assets or the Business, taken as a whole.

         6.10 TITLE TO PROPERTIES. (a) Except for Permitted Exceptions, Seller has good and marketable title to all of the Real Property free and clear of any liens, charges, pledges, security interests or other encumbrances. The term "Permitted Exceptions" as used in this Agreement means only (i) statutory liens for current taxes or assessments not yet due and payable; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller not in excess of $100,000 in the aggregate;
(iii) exceptions that would be shown on current surveys of the Real Property; provided, however, that the same do not render title unmarketable; (iv) the Leases that affect the Real Property; and (v) the conditions of title identified on Schedule 6.10 hereto; provided, however, that the same are not violated by the buildings and improvements on the Real Property and do not adversely and materially affect the value or the continued use of the Real Property for the conduct of the Business.

         (b) Seller has good title to all of the personal property, tangible and intangible, which is a part of the Purchased Assets, free and clear of all Liens.

         6.11 LEASES. Schedule 6.11 hereto sets forth a complete list of each agreement to lease into which Seller has entered, whether as lessor or lessee, in connection with the ownership or operation of the Real Property or the Equipment which relates to either real or personal property other than written leases of real or personal property which may be canceled upon not more than sixty (60) days notice and require the payment of not more than $1,000 per month. If Seller exercises the election available to it pursuant to Section
8.19 hereof, on the Closing Date James River California Sub will have all Leases relating to the Long Beach Business. The agreements listed in Schedule
6.11 hereto and leases, if any, referred to in the preceding sentence and not required to be set forth on said Schedule, are referred to herein as "Leases." Except as set forth in Schedule 6.11 hereto, neither Seller nor any other party thereto has breached any Lease and, to the knowledge of Seller, no event has occurred which, with the giving of notice or the passage of time, or both, will cause a default under, or permit the termination, modification or acceleration of any Lease by any party thereto.

         6.12 MATERIAL CONTRACTS. Schedule 6.12 hereto sets forth a complete and correct list of each contract, agreement or commitment of Seller, other than the Leases:

         (i) upon which the Business or the ownership or operation of any substantial part of the Purchased Assets is dependent or which, if breached, could reasonably be expected to affect, materially and adversely, the Business or the Purchased Assets;

        (ii) which relates to the Business or the Purchased Assets and extends for more than one year from the Closing Date except for any such contract, agreement or commitment which may be canceled upon not more than sixty (60) days notice and requires the payment of not more than $10,000; or

       (iii) which provides for the sale, after the Closing Date and other than in the ordinary course of business, of any of the Purchased Assets.

Each of the foregoing is referred to in this Agreement as a "Material Contract." Except as set forth in Schedule 6.12 hereto, all of the Material Contracts are in full force and effect, no Material Contract has been breached and to the knowledge of Seller no event has occurred which, with or without the giving of notice or the passage of time or both, would constitute a default by any party thereto. If Seller exercises the election available to it pursuant to Section

8.19 hereof, on the Closing Date James River California Sub will have all Material Contracts relating to the Long Beach Business.

         6.13 LABOR MATTERS. Schedule 6.13 hereto sets forth a complete and correct list of each collective bargaining agreement (each a "Collective Bargaining Agreement") covering employees of Seller employed in connection with the ownership and operation of the Purchased Assets. Except as set forth on
Schedule 6.13 hereto:

         (i) there are no controversies pending, or to the knowledge of Seller, threatened between Seller and any of its employees which affect, or can reasonably be expected to affect, materially and adversely, the ownership or operation of the Purchased Assets or the financial condition of the Business from and after the Closing Date or relate to any specific effort to prevent, restrict or delay consummation of the transactions contemplated by this Agreement;

        (ii) there are no unresolved third step labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of Seller, threatened with respect to the Business which affect, or can reasonably be expected to affect, materially and adversely, the ownership or operation of the Purchased Assets or the financial condition of the Business from and after the Closing Date or relate to any specific effort to prevent, restrict or delay consummation of the transactions contemplated by this Agreement; and

       (iii) to the knowledge of Seller, there are no organizational efforts currently being made or threatened involving any employee of Seller engaged in the Business.

         6.14 EMPLOYEE BENEFIT PLANS. (a) Schedule 6.14 hereto lists all of the employee benefit plans and programs including, without limitation, all retirement, savings and other pension plans, all health, severance, insurance, disability and other employee welfare plans and all incentive, vacation and other similar plans that are maintained by Seller with respect to employees of Seller engaged in the Business ("Seller's Plans").

         (b) Seller has complied and currently is in compliance, both as to form and operation, with the applicable provisions of ERISA and the Internal Revenue Code, respectively, with respect to each employee benefit plan within the meaning of Section 3(3) ERISA, maintained by Seller or to which Seller contributes or is required to contribute in respect of employees of Seller engaged in the Business or in which any employee of Seller engaged in the Business participates.

         (c) Each of the Seller Plans that is intended to qualify under Section 401 (a) of the Internal Revenue Code does so qualify and is exempt from taxation pursuant to Section 501(a) of the Internal Revenue Code, and Seller has received favorable and unrevoked determination letters from the Internal Revenue Service to that effect.

         (d) Except as set forth on Schedule 6.14 hereto, (i) Seller has not, with respect to the Business, maintained contributed to or been required to contribute to, nor do any of its employees engaged in the Business participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA); (ii) no amount is due or owing from Seller on account of any multiemployer plan or on account of any withdrawal therefrom with respect to the Business or such employees; and (iii) no withdrawal liability would result with respect to the Business if there were a partial or complete withdrawal from any such multiemployer plan as of the Closing Date.

         (e) Except as set forth on Schedule 6.14 hereto and as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Seller does not maintain any post-retirement health and life insurance plans on behalf of employees engaged in the Business.

         6.15 FINDERS. Except as set forth on Schedule 6.15 hereof, no broker, finder or investment banker is entitled to any fee or commission from Seller for services rendered on behalf of Seller in connection with the transactions contemplated by this Agreement.

         6.16 FINANCIAL STATEMENTS. Schedule 6.16 hereto contains the combining and combined unaudited financial statements, consisting of a balance sheet (excluding Excluded Assets and Excluded Liabilities), income statement and statement of cash flows (excluding operations relating to the Excluded Assets), for each Business for the year ended December 31, 1995. Such financial statements present fairly the financial position and results of operations of each Business as of the date and for the period indicated in accordance with GAAP.

         6.17 USE OF REAL PROPERTY. The Real Property is used and operated in compliance and conformity with all applicable Leases, Material Contracts, Licenses and Permits, except for such noncompliance or nonconformity as would not, individually or in the aggregate, have a material adverse effect on the operations or financial condition of the Business from and after the Closing Date. Seller has not received notice of any material violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the conduct of the Business or to the Real Property.

         6.18 CONDITION OF ASSETS. The Real Property and Equipment used in the ordinary course of business are in a reasonable state of repair and operating condition (ordinary wear and tear excepted).

         6.19 ACCOUNTS RECEIVABLE. The Accounts Receivable reflected on the unaudited financial statements of the Business referred to in Section 6.16 hereof arose from bona fide transactions, and no further goods or services are required to be provided in order to entitle Seller or its assignee to collect such Accounts Receivable in full. Such Accounts Receivable have not been assigned or pledged to any other person, corporation or other entity and, to the knowledge of Seller, no defense or set-off has been asserted by any account obligor.

         6.20 INSURANCE. Seller represents that the Real Property and improvements thereto and the contents thereof, including, without limitation, the Equipment and Inventory, whether covered directly or as the assets of a corporation acquired by Seller by stock transfer, are insured as of the date hereof for replacement value under all risk property insurance, Seller retaining $200,000 of each loss (other than Yankee dryers and turbines over 10,000 watts which have a $1,000,000 retention). All such policies will remain in force between the date hereof and the Closing Date. All premiums have been paid, and no notice of cancellation or termination has been received with respect to any such policy.


                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                               OF FONDA AND NEWCO

         Fonda and Newco severally, represent and warrant to Seller the following:

         7.01 ORGANIZATION; QUALIFICATION. Fonda is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Fonda has the corporate power and authority to own all of its properties and assets and to carry on the business contemplated by the transactions described in this Agreement. Fonda is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on Fonda or the business conducted by Fonda. Fonda has heretofore delivered to Seller complete and correct copies of its Articles of Incorporation and Bylaws, as currently in effect.

         7.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Fonda has the corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Fonda of this Agreement and the Related Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Fonda and no other corporate proceedings on the part of Fonda are necessary with respect thereto. Assuming that Seller has duly authorized the execution and delivery of this Agreement and the Related Agreements, this Agreement constitutes, and the Related Agreements when executed and delivered by Fonda will constitute, valid and binding obligations of Fonda, enforceable in accordance with their terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         7.03 CONSENTS AND APPROVALS. Except for filings with the Federal Trade Commission and the United States Department of Justice under the HSR Act, there is no requirement applicable to Fonda to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement There is no requirement that any party to any agreement to which Fonda is a party or by which it is bound consent to the consummation of the transactions contemplated by this Agreement.

         7.04 NON-CONTRAVENTION. The execution and delivery by Fonda of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Fonda,
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Fonda is a party, or by which Fonda or the business conducted by Fonda may be bound, or (iii) violate any order, writ injunction, decree, statute, rule or regulation applicable to Fonda, or to the businesses conducted by Fonda, excluding from the foregoing causes (ii) and (iii) such defaults and violations which would not have a material adverse effect on the business or properties of Fonda.

         7.05 LITIGATION. Except as set forth in Schedule 7.05 hereto, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of Fonda, threatened against Fonda, whether at law or in equity and whether civil or criminal in nature, before any Governmental Entity or arbitrator, nor are there any judgments, decrees or orders of any Governmental Entity or arbitrator outstanding against Fonda which have, or if adversely determined, could reasonably be expected to have a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by Fonda, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

         7.06 FINANCIAL STATEMENTS. Fonda has heretofore delivered to Seller a copy of Fonda's Financial Statements for the years ended July 30, 1995 and July 31, 1994 and Independent Auditors Report. There has not been any material adverse change since the date of such Financial Statements in the business, condition, properties or assets of Fonda.

         7.07 TAXES. Fonda has filed all Tax Returns and reports required by it to be filed and paid and discharged all taxes, assessments and governmental charges levied upon it or its income, profits and properties except those which are not delinquent or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves have been provided.

         7.08 FINDERS. No broker, finder or investment banker is entitled to any fee or commission from Fonda in connection with the transactions contemplated by this Agreement.

         7.09 ORGANIZATION; QUALIFICATION. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Newco has the corporate power and authority to own all of its properties and assets and to carry on the business contemplated by the transactions described in this Agreement. Newco is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on Newco or the business conducted by Newco. True and complete copies of Newco's Certificate of Incorporation and Bylaws are annexed hereto as EXHIBIT J and made a part hereof.

         7.10 AUTHORITY RELATIVE TO THIS AGREEMENT. Newco has the corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Newco of this Agreement and the Related Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Newco and no other corporate proceedings on the part of Newco are necessary with respect thereto. Assuming that Seller has duly authorized the execution and delivery of this Agreement and the Related Agreements, this Agreement constitutes, and the Related Agreements when executed and delivered by Newco win constitute, valid and binding obligations of Newco, enforceable in accordance with their terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         7.11 CONSENTS AND APPROVALS. Except for filings with the Federal Trade Commission and the United States Department of Justice under the HSR Act, there is no requirement applicable to Newco to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement. There is no requirement that any party to any agreement to which Newco is a party or by which it is bound consent to the consummation of the transactions contemplated by this Agreement.

         7.12 NON-CONTRAVENTION. The execution and delivery by Newco of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Newco,
(ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement lease or other instrument or obligation to which Newco is a party, or by which Newco or the business conducted by Newco may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco, or to the businesses conducted by Newco, excluding from the foregoing causes (ii) and (iii) such defaults and violations which would not have a material adverse effect on the business or properties of Newco.

         7.13 LITIGATION. There are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of Newco, threatened against Newco, whether at law or in equity and whether civil or criminal in nature, before any Governmental Entity or arbitrator, nor are there any judgments, decrees or orders of any Governmental Entity or arbitrator outstanding against Newco which have, or if adversely determined, could reasonably be expected to have a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by Newco, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

         7.14 FINDERS. No broker, finder or investment banker is entitled to any fee or commission from Newco in connection with the transactions contemplated by this Agreement.

         7.15 401(K) ROLLOVER. Buyer's 401(K) plans permit or will permit rollover contributions within the meaning of Section 402(c) of the Internal Revenue Code.


                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

         8.01 MANAGEMENT OF PURCHASED ASSETS. From the date hereof until the Closing, Seller shall: (a) operate and maintain the Real Property and Equipment in the ordinary course of business as historically conducted; (b) manage the amounts of Purchased Assets constituting assets and Assumed Liabilities constituting liabilities in the ordinary and usual course of business and in a manner consistent with past practices such that the amounts of such assets and liabilities acquired or assumed by Buyer hereunder are substantially equal to the amounts thereof on December 31, 1995; (c) operate the Business only in the usual, regular and ordinary manner and, to the extent consistent with such operations, use its best efforts to preserve the current business organization of the Business intact, keep available the services of those officers and employees currently engaged in the operations of the Business and preserve its present relationships with customers of, and all other persons having business dealings with, the Business; (d) maintain its books of account and records in the usual, regular and ordinary manner, on a basis consistent with past practice, and use its best efforts to comply with all laws applicable to it and to the conduct of the Business and perform all its material obligations without default; and (e) with Buyer's assistance and cooperation, but at the expense of Seller, promptly apply for or otherwise seek and use commercially reasonable efforts to obtain all authorizations, consents, waivers and approvals as may be required in connection with the assignment of the Material Contracts and the Leases.

         8.02 FORBEARANCES BY SELLER. Except as contemplated by this Agreement, Seller will not, from the date hereof until the Closing, without the prior consent of Buyer: (a) sell, dispose of or transfer any of the Purchased Assets except in the ordinary course of business; (b) amend, modify or cancel any Material Contract or Lease; or (c) enter into any agreement to do any of the things described in clauses (a) or (b).

         8.03 INVESTIGATION OF PURCHASED ASSETS. From and after the date hereof until the Closing, and subject to the provisions of Section 8.05 hereof, Seller will afford Buyer and its attorneys, accountants, financial advisors and other representatives access at all reasonable times to its officers, employees, properties, contracts, books and records to the extent relating to the Purchased Assets. In addition Seller will furnish Buyer with such data as Buyer may reasonably request concerning the Purchased Assets.

         8.04 TITLE AND SURVEY. Buyer shall, at its own expense, proceed promptly to order and obtain current title insurance policies or commitments with respect to the Real Property. Buyer shall deliver copies of each title commitment from Commonwealth Land Title Insurance Company (the "Title Company") to Seller within ten (10) days after receipt thereof by Buyer. Seller shall, at its own expense, provide Buyer with current surveys of the Real Property not less than ten (10) days prior to the Closing.

         8.05 CONFIDENTIALITY. Pursuant to the provisions of this Agreement, Seller has supplied and will supply Buyer with certain documents and information for use in investigating the ownership and operation of the Purchased Assets. Such material is hereinafter referred to as 'Evaluation Material". Buyer agrees to hold in confidence any Evaluation Material it has received or will receive and not to disclose all or any part of such material to anyone except its financial advisors, investment bankers, officers, directors, employees or other representatives who need such information to perform their respective duties and who have been informed of the confidential nature of such material and directed to treat it confidentially. If this Agreement is terminated, Seller and Buyer will return to the other, or cause to be destroyed and will not retain or permit any person to whom it has given copies thereof to retain, the originals or any copies of any documents constituting a part of the Evaluation Material furnished to it or any notes or memoranda prepared using such Evaluation Material and after termination both Seller and Buyer will continue to honor the confidentiality agreements contained herein, and will not use or disclose, directly or indirectly, any information obtained from the Evaluation Material. Notwithstanding the foregoing, Buyer may use and disclose any such information to the extent that
(i) it had acquired such information on a non-confidential basis prior to receipt thereof from Seller, (ii) such information has become generally available to the public, (iii) such information is provided to Buyer by a third party who has obtained such information other than as a result of a breach of this Agreement. Furthermore, Buyer may disclose such information to the extent that it is required to do so in order to comply with a governmental or judicial order or decree or as reasonably necessary to secure financing for the operation of the Purchased Assets, but upon receiving notice that any such order or decree is being sought, it will promptly notify Seller and will, at Seller's expense, cooperate with the Seller's efforts, if any, to contest the issuance of such order or decree.

         8.06 TAXES AND RECORDING FEES. All property taxes and special assessments payable in respect of any of the Real Property transferred in connection with the transactions contemplated hereby shall be prorated between the parties on the basis of actual days elapsed between the commencement of the current fiscal tax year and the Closing, based on a 365-day year and as so reflected on the Closing Net Book Assets Statement. All recording fees associated with the transfer of the Real Property contemplated hereby will be borne by Buyer. All other sales and Transfer Taxes and fees (including filing fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Seller, including, without limitation, any such Transfer Taxes and fees payable in connection with the sale of the stock of the James River California Sub to Buyer. Additionally, Seller shall pay all Taxes resulting from the making of the Section 338(h)(10) Election (and any comparable election under state or local tax law). Buyer and Seller will file all necessary tax returns and other documents required to be filed with respect to all such taxes and filing fees. Buyer and Seller will cooperate with each other to the extent necessary to enable each to make such filings and join in the execution of any tax returns or other documents as may be necessary to enable Buyer and Seller to comply with the provisions of this Section.

         8.07 PRORATION OF LEASE PAYMENTS, UTILITY CHARGES AND OTHER PAYMENTS. Any installment of rent due on any of the Leases and any utility or similar charge payable with respect to the period in which the Closing occurs shall be prorated between the parties hereto on the basis of the actual number of days applicable to pre-Closing and post-Closing occupancy or use and as so included in the determination of the Closing Net Book Assets. On or before the date that is sixty (60) days after the Closing Date, Seller will deliver to Buyer a schedule showing the proration of such amounts and Buyer shall pay Seller the amounts shown due on such schedule within sixty (60) days of receipt of such schedule.

         8.08 ALLOCATION OF PURCHASE PRICE. The Purchase Price has been agreed upon by the parties and the values assigned to the various assets which constitute the Purchased Assets are listed in Schedule 8.08 hereto. Seller and Buyer agree that the values reflected in Schedule 8.08 hereto were separately established as a result of good faith bargaining and that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will use such prices and cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder. Each of Buyer and Seller shall timely complete and file a Form 8593 Asset Acquisition Statement of Allocation consistent with such allocation, shall provide a copy of such form to the other party hereto and shall file a copy of such form with its federal income tax return for the period that includes the Closing Date. Each of Buyer and Seller further agrees not to take any position inconsistent with such allocation for any tax or financial accounting or reporting purpose.

         8.09 BULK SALES LAWS. Seller will indemnify and hold harmless Buyer from any and all claim relating to provisions of the "bulk sales laws" of any state or other jurisdiction which may be applicable to the transactions contemplated hereby and from all costs (including reasonable attorneys' fees) incurred in the defense of any claims made under such laws.

         8.10 MATERIALS RECEIVED AFTER CLOSING. Following the Closing Buyer may open all mail, telegrams and other communications and packages it receives which are addressed to Seller and deal with the contents thereof in its discretion to the extent that the contents thereof relate to the Purchased Assets or the Assumed Liabilities. Buyer agrees to deliver to Seller all other such material it receives which is addressed to Seller and does not relate to such assets or liabilities.

         8.11 RETENTION OF BOOKS AND RECORDS. (a) On and after the Closing Date, Buyer will permit Seller or its representatives and agents at reasonable times during business hours to inspect all the files, books, records and accounts of the Business held by Buyer, as well as provide Seller with access to, and the cooperation of, any employee having knowledge of the information therein contained, if such inspection, access and cooperation are reasonably necessary (i) to respond to a governmental investigation or for the defense by Seller of any litigation relating to the Business prior to the Closing Date or
(ii) for accounting reviews or audits or for judicial or administrative proceedings or determinations relating to the liability of Seller for Taxes for periods prior to the Closing Date.

         (b) Buyer shall retain and maintain substantially in the condition in which the same shall exist on the Closing Date, and shall not dispose of, any business records of the Business transferred to Buyer pursuant to this Agreement (including all machine sensible records, such as computer tapes, disks, diskettes, etc., which are considered books and records within the meaning of Internal Revenue Code Section 6001, in accordance with Internal Revenue Procedure 91-59 or such amending or superseding guidance as issued by the Internal Revenue Service) until the later to occur of (i) the expiration of the applicable tax statute of limitations, including extensions thereof, and
(ii) the seventh (7th) anniversary of the Closing Date; provided, however, that, after such date, Buyer shall give Seller written notice of its intention to dispose of any part thereof, specifying the items to be disposed of in reasonable detail. Seller may, within a period of sixty (60) days from receipt of any such notice, notify Buyer of its desire to retain one or more of the items to be disposed of. Buyer shall, upon receipt of such a notice from Seller, deliver to Seller, at Seller's expense, the items specified therein.

         8.12 EXPENSES. Except as otherwise provided in this Agreement all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

         8.13 PUBLIC ANNOUNCEMENTS. The parties will consult with one another before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement without the consent of the other unless such action is required by law or by the New York Stock Exchange.

         8.14 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including but not limited to, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with each of the other parties in assisting them to comply with the provisions of this Section. Notwithstanding the foregoing, no party hereto shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for a payment otherwise then required of it to obtain any consent, waiver, authorization, order or approval.

         8.15 FURTHER ASSURANCES. Seller will use its reasonable best efforts to implement the provisions of this Agreement, and for such purpose, at the request of Buyer will, at or after the Closing, without further consideration, promptly execute and deliver such additional documents as Buyer may reasonably deem necessary or desirable in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer title to the Purchased Assets free and clear of any Liens other than the Permitted Exceptions.

         8.16 ADDITIONAL FINANCIAL STATEMENTS. Seller, at its sole cost and expense, will deliver to Buyer (i) on or before March 15, 1996, the audited combined financial statements for the Natural Dam and Long Beach Businesses and audited financial statements for the CEG Business (excluding Excluded Assets and Excluded Liabilities and operations relating thereto), consisting of a balance sheet, income statement and statement of cash flows and footnotes to such financial statements as of and for the year ended December 31, 1995 prepared by Seller's independent certified public accountants (the "Audited Financial Statements"), together with comparable unaudited combining financial statements for the Natural Dam and Long Beach Businesses as of and for the year ended December 31, 1995, prepared in accordance with GAAP and certified by Seller's chief financial officer; (ii) on or before May 15, 1996, comparable audited financial statements and footnotes thereto for the CEG Business as of and for the year ended December 31, 1994; and (iii) if Fonda shall give Seller notice of its intention to effect an initial public offering of its common stock pursuant to the applicable provisions of the Exchange Act, on or before the date which shall be sixty (60) days following the date of such notice, comparable audited combined financial statements and footnotes thereto for the Natural Dam and Long Beach Businesses, together with comparable unaudited combining financial statements as of and for the year ended December 31, 1994, prepared in accordance with GAAP and certified by Seller's chief financial officer; provided, however, that such Financial Statements are reasonably required for such offering. Any delay in providing the Audited Financial Statements shall allow Buyer the right to extend the dates set forth in Section
12.01 hereof by the number of days following March 15, 1996 that such Audited Financial Statements are delivered.

         8.17 NON-COMPETITION. (a) Seller hereby agrees that for a period of three (3) years following the Closing Date, neither Seller nor any of its Affiliates, shall directly or indirectly, manufacture or sell in the United States (i) through the so-called "Party Channel" (defined as retail outlets selling primarily paper and plastic decorative products for special occasions), Party Goods which compete with the CEG Business, except any such direct sales to Hallmark Cards, Inc.; (ii) Short Run custom imprint placemats or napkins which compete with the Long Beach Business; or (iii) parent roll deep-tone tissue, or otherwise compete with the Natural Dam Business with respect to any customer of the Natural Dam Business as of or within the period of twelve (12) months preceding, the Closing Date. The restrictions contained in clauses (i) and (ii) of this Section shall not apply to any business acquired by Seller or any Affiliate of Seller following the Closing Date; provided, however, that the aggregate revenues of such business relating to such restricted activities shall not be in excess of ten (10%) percent of the aggregate revenues of such business. The term "Short Run" means 150,000 for customers of Seller as of the date of this Agreement and 200,000 for customers or business opened or created following the date of this Agreement.

         (b) Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section, and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach.

         8.18 FINANCIAL REPORTS. Fonda, for so long as the Preferred Shares or either of the Senior Subordinated Notes referred to in Sections 12.03(ii) or 12.03(iii) hereof shall remain outstanding, and Newco, for so long as the Preferred Shares or the Senior Subordinated Note referred to in Section 12.03
(iii) hereof shall remain outstanding, shall each provide to Seller the following financial reports:

         (i) As soon as practicable, and in any event no later than sixty (60) days after the end of each quarterly period (commencing October 31, 1996) other than the last quarterly period, a balance sheet of such company (consolidated with subsidiaries, if any), as of the end of such quarterly period, income statement and statement of cash flows, of such company from the beginning of the fiscal year to the end of the quarterly period, (consolidated with subsidiaries, if any), setting forth in comparative format with the corresponding period in the preceding fiscal year, prepared in accordance with GAAP and certified by the chief financial officer of such company; and

        (ii)  As soon as practicable, and in any event not later than ninety
              (90) days after the end of each fiscal year, a balance sheet of such company (consolidated with subsidiaries, if any), income statement and statement of cash flows as of the end of the fiscal year, in a comparative format with the preceding fiscal year, prepared in accordance with GAAP, together with a report thereon by independent public accountants of recognized standing selected by such company.

         8.19 JAMES RIVER CALIFORNIA SUB. Prior to the Closing, Seller may, at its sole election, establish a newly-formed wholly-owned subsidiary (the "James River California Sub") and contribute to the James River California Sub any or all of the tangible personal property owned by Seller and used exclusively in connection with the Long Beach Business (the "California Assets"). Seller shall not transfer to the James River California Sub, or permit the James River California Sub to incur or assume, any liability except for liabilities that would be Assumed Liabilities had the James River California Sub not been created. If Seller determines to establish the James River California Sub under this Section, Seller shall contribute the California Assets to the James River California Sub immediately prior to the Closing. Buyer shall cause the name of James River California Sub to be changed immediately following the Closing so as to remove the words James River therefrom.

         8.20 SECTION 338(H)(10) ELECTION. The provisions of this Section shall only apply if James River determines to form the James River California Sub.

         (a) Buyer and Seller agree to make timely, effective and irrevocable
Section 338(h)(10) Elections with respect to the James River California Sub as set forth in this Agreement, as well as any Section 338(h)(10) Elections (or corresponding or similar elections) for state or local purposes, and to file such elections in accordance with applicable regulations. The provisions of this Agreement shall apply to any such elections that Buyer makes for state or local purposes.

         (b) Seller shall file a consolidated federal income tax return with the James River California Sub for the tax year beginning on January 1, 1996 and ending on and including the date of the Closing. Seller is eligible to make an election under Section 338(h)(10) of the Internal Revenue Code (and any comparable election under state or local tax law) with respect to the James River California Sub. Buyer and Seller shall make or cause to be made the
Section 338(h)(10) Elections (and any comparable election under state or local tax law) and shall take no position contrary thereto unless required to do so pursuant to a final determination by any taxing authority or judicial proceeding.

         (c) Seller shall be responsible for preparing and filing all Section 338 Forms in accordance with the terms of this Agreement. Seller shall furnish copies of the Section 338 Forms to Buyer for Buyer's approval at least 25 business days before the date such Section 338 Forms are required to be filed. Buyer shall execute and deliver to Seller such documents or forms as Seller reasonably requests to complete the Section 338 Forms, properly and in a timely fashion.

         (d) Buyer and Seller agree that the deemed sale price of the California Assets determined in accordance with Treasury Regulation Section 1.338(h)(10)-l(f) will be determined within 120 days after the Closing and the parties will file the forms required under the Internal Revenue Code and the regulations thereunder in a manner substantially consistent with the allocation of values pursuant to such Section.

         8.21 TAX MATTERS. (a) Any agreement between Seller and the James River California Sub regarding the allocation of payment of taxes or amounts in lieu of taxes shall be deemed terminated at and as of the Closing.

         (b) Buyer will be responsible for the preparation and filing of all federal, state and local franchise, property, payroll, and other non-income tax returns, and all income tax returns of the James River California Sub arising for all periods as to which such tax returns are due after the Closing. Buyer will make all payments required with respect to any such tax returns and Seller will reimburse Buyer for all such payments to the extent that they relate to periods ending on or before the Closing Date and are not reflected on the Closing Net Book Assets Statement.


                                   ARTICLE IX
                         EMPLOYEES AND EMPLOYEE MATTERS

         9.01 TRANSFERRED EMPLOYEES. Attached hereto as Schedule 9.01 is a list of the employees who are employed by Seller engaged in the operations of the Business and current annual compensation rates, as of the most recent date for which such information is available. As of the Closing, Buyer shall offer (i) employment with Buyer to all union employees who are employed by Seller in connection with the operations of the Business immediately before the Closing; and (ii) employment with Buyer to such non-union employees who are employed by Seller in connection with the operations of the Business as Buyer shall so elect in its sole discretion. Buyer shall, not less than twenty (20) days prior to the Closing Date, provide Seller with a list of non-union employees to whom Buyer intends to offer employment with Buyer. Such employees who become employees of Buyer are hereinafter referred to as "Transferred Employees" and shall be deemed to have become employees of Buyer as of the time the Closing becomes effective; provided, however, that any employee employed by Seller in connection with the operations of the Business who becomes employed by Buyer pursuant to this Section 9.01 and who is inactive as of the Closing, shall become a Transferred Employee as of the date such employee commences employment with Buyer. Seller hereby agrees that for a period of three (3) years following the Closing Date, neither Seller nor any Affiliate of Seller shall employ nor solicit to employ any Transferred Employee. Notwithstanding the foregoing, Seller shall have the right to, prior to the Closing, offer employment to those employees of Seller engaged in the operation of the Business on the date hereof listed on Schedule 9.01 hereto.

         9.02 COLLECTIVE BARGAINING AGREEMENTS. Seller acknowledges that (a) Local 687 of the United Paperworkers International Union (the "UPI") has been recognized as the exclusive collective bargaining representative of the bargaining unit of hourly employees engaged in the Natural Dam Business; (b) Local 388M of the Graphic Communications Union, District Council No. 2 Union (the "GC Union") has been recognized as the exclusive collective bargaining representative of the bargaining unit of hourly employees engaged in the Long Beach Business; and (c) Local 1105 of the UPI, AFL-CIO-CLC Union (the "UPI-AFL Union") has been recognized as the exclusive collective bargaining representative of the bargaining unit of hourly employees engaged in the CEG Business. Buyer hereby agrees to attempt in good faith to enter into an agreement with each Union, subject to and effective upon the Closing, under which: (i) Buyer shall assume the applicable Collective Bargaining Agreement between Seller and such Union listed on Schedule 9.02 hereto, subject to the following changes: (a) the substitution of a Buyer-sponsored defined contribution savings plan for the Seller-sponsored pension and savings plans provided for in such Collective Bargaining Agreement, and (b) the substitution of Buyer-sponsored welfare benefit plans reasonably equivalent for the Seller-sponsored welfare benefit plans provided for in such Collective Bargaining Agreement.

         9.03 EMPLOYEE BENEFIT PLANS. (a) Except as otherwise provided in
Section 9.02 hereof, Buyer shall provide the Transferred Employees with employee benefit plans, programs and arrangements which are substantially similar to those provided to similarly situated employees of Buyer, and such employees will cease participating in any Seller Plans as of the Closing (or such later date for Transferred Employees who are inactive as of the Closing). Other than as provided in Section 9.03(d) hereof Buyer shall recognize the service with Seller before the Closing Date of both hourly and salaried Transferred Employees as if such service had been with Buyer, for the purposes of seniority rights, eligibility for benefits, or level of benefits, including but not limited to vacation and severance rights.

         (b) Buyer shall not assume any obligation under or with respect to any Seller Plan, and all benefits under any Seller Plan shall be paid by Seller pursuant to the terms of such Plan.

         (c) Buyer, except for any pension plan maintained by Buyer, shall treat service of hourly Transferred Employees with Seller, before the Closing, as if such service had been with Buyer for purposes of seniority rights and benefits under the Collective Bargaining Agreement covering such Transferred Employees.

         (d) Credited Service. Seller shall cause each Seller Plan which is a "pension plan" within the meaning of Section 3(2) of ERISA, or any successor plan thereto, to be amended to provide credit for Transferred Employees for purposes of vesting only with respect to benefits accrued prior to the Closing for their years of service with Buyer or any of its Affiliates on or after the Closing. Buyer or any of its Affiliates shall recognize prior service with Seller to the extent recognized under Seller's corresponding plans for such Transferred Employees prior to the Closing as service with Buyer or any of its Affiliates in connection with (i) any welfare benefit plan for purposes of any waiting period and eligibility purposes only and (ii) any pension plan for purposes of eligibility and vesting only in which such Transferred Employees elect to participate and which is available by Buyer or any of its Affiliates following the Closing.

         9.04 PENSION PLANS. (a) No assets or liabilities with respect to Transferred Employees shall be transferred, as a result of this Agreement, from Seller's hourly or salaried pension plans to any pension plan maintained or established by Buyer. Seller shall retain the obligation under the terms of Seller's pension plans to provide benefits accrued by Transferred Employees prior to the Closing.

         (b) Buyer shall be solely responsible for any benefits accrued by Transferred Employees after the Closing Date under any pension plan maintained by Buyer with respect to such employees.

         9.05 WELFARE BENEFIT PLANS. (a) Buyer shall be liable for welfare benefit claims incurred by Transferred Employees under Buyer's welfare benefit plans after the Closing Date. Seller shall retain liability for welfare benefit claims incurred by Transferred Employees under Seller's welfare benefit plans on or prior to the Closing Date. For purposes of this Section, a medical benefit claim shall be considered to be incurred at the time the medical service to which the claim relates is rendered.

         (b) Buyer will maintain its welfare benefit plans as a continuation of Seller's welfare benefit plans, so that Buyer will give Transferred Employees credit under its plans for payments made under Seller's welfare benefit plans for purposes of deductibles and maximum out-of-pocket limits.

         9.06 SEVERANCE. Buyer or one of its Affiliates shall provide payments upon termination of employment to any non-union Transferred Employee terminated by Buyer or one of its Affiliates without cause which are at least equal to the severance pay that such employee would have received under the terms of the James River Salary Continuation Plan for non-union Employees with respect to such Transferred Employee's periods of employment or salary grade with Seller and, in addition, in accordance with Buyer's severance policy with respect to such Transferred Employee's period of employment with Buyer.

         9.07 FLEX PLANS. Effective as of the Closing, Buyer will establish or provide a Code Section 125 flexible benefits program ("Buyer's FSA") providing benefits that are the same as those available under the James River Flexible Benefits Program ("Seller's FSA"). Effective as of the Closing, Buyer shall assume all obligations to pay all unpaid claim of the Transferred Employees participating in Seller's FSA as of the Closing. Each Transferred Employee shall be credited as of the Closing Date under Buyer's FSA with the remaining amounts available for reimbursement for each elected benefit equal to such remaining amounts as were credited under Seller's FSA with respect to such person immediately prior to the Closing. Buyer shall give effect under Buyer's FSA to calendar year 1996 salary reduction elections made by Transferred Employees with respect to Seller's FSA and no new benefit elections for 1996 will be allowed to the Transferred Employees except as otherwise provided by Buyer's FSA in the event of a change in family status.

         9.08 WORKER'S COMPENSATION. Seller will retain liability for all worker's compensation claims that arise from events that occurred before the Closing. Buyer will assume liability for all worker's compensation claims made by Transferred Employees that arise from events that occur on or after the Closing.

         9.09 RETENTION OF LIABILITIES. Seller shall retain all liability and be responsible for any direct and indirect costs, claims, liabilities or losses with respect to (i) the Seller Plans, including any post-employment or post-retirement health or welfare benefits provided under any such Plan, (ii) any employee or former employee of Seller who is not a Transferred Employee, and (iii) liability arising in connection with the termination of employment on or prior to the Closing of any employee of Seller, including, without limitation, costs arising under or with respect to WARN.

         9.10 ADMINISTRATION. Buyer and Seller will each make its appropriate employees available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting Transferred Employees.

         9.11 NO THIRD PARTY BENEFICIARIES. No provision contained in this Article shall create any third party beneficiary or other rights in any employee or former employee of Seller (or any corrective bargaining representative, beneficiary or dependent thereof) in respect of continued employment or to resume employment with either Buyer or the Business and no such provision shall create any such rights in any such persons in respect of any benefits that may be provided under any employee benefit plan or arrangement that may be established by Buyer.

         9.12 401(K) ROLLOVER. Transferred Employees will have the opportunity to rollover their total account balance in Seller's 401(k) Plans, to Buyer's 401(k) Plans, based on the provisions of Buyer's Plans. Apart from the portion of those accounts subject to outstanding loans, the rollover shall be made in cash. Any outstanding plan loans to Transferred Employees under Seller's 401(k) Plans shall be transferred in kind with the underlying accounts. The account balances of Transferred Employees shall be valued as of the date on which the transfer is made. The account balances of Transferred Employees in Seller's Stock Plus Plan shall share in the earnings, appreciation and depreciation of the investment funds in which the accounts are invested for the period between the Closing and the date on which the transfer is made.

                                   ARTICLE X
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the following conditions.

         10.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of such date, and Seller shall have delivered to Buyer a certificate to that effect signed by an executive officer of Seller.

         10.02 PERFORMANCE OF THIS AGREEMENT. Seller shall have performed in all material respects all obligations and complied in au material respects with all conditions required of it by this Agreement and shall have delivered to Buyer a certificate to that effect signed by an executive officer of Seller.

         10.03 CORPORATE AUTHORIZATION. All corporate action required to be taken by Seller in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Buyer and Buyer shall have received such originals or copies of such documents as it may reasonably request.

         10.04 CONSENTS AND APPROVALS. All consents, authorizations, orders or approvals of governmental or regulatory authorities and of individuals or business entities which Seller is required to obtain in order to be able to convey, assign, transfer and deliver the Purchased Assets to Buyer shall have been obtained and all waiting periods specified by law with respect thereto have passed, including, without limitation, the applicable waiting period under the HSR Act.

         10.05 INJUNCTION, LITIGATION, ETC. No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement, or which would materially limit or affect the ability of Buyer to own or control the Purchased Assets, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the transactions contemplated by this Agreement.

         10.06 LEGISLATION. No statute, rule or regulation shall have been proposed or enacted which prohibits or might prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

         10.07 TITLE INSURANCE; SURVEY. Buyer shall have diligently pursued and received ALTA Form 1990 Owner's Policies of Title insurance, or commitments to issue the same, updated to the Closing Date, issued by the Title Company in policy amounts reasonably acceptable to Buyer insuring or committing to insure at regular rates that Buyer or its designated Affiliate will upon Closing have good and marketable title to the Real Property, subject only to the Permitted Exceptions.

         10.08 OPINION OF COUNSEL FOR SELLER. Buyer shall have received an opinion from General Counsel for Seller, in substantially the form attached hereto as EXHIBIT I.

         10.09 CONSENTS AND AGREEMENTS. Buyer shall have been furnished with the written consents and permits in forms acceptable to Buyer of any and all persons, including, without limitation, Governmental Entities required to be obtained prior to the consummation of the transactions contemplated hereby.

         10.10 LANDLORD ESTOPPEL CERTIFICATES AND LANDLORD WAIVERS. Buyer shall have been furnished with Landlord Estoppel Certificates, or such other certificates or statements acceptable to Buyer, and Landlord Waivers substantially in the respective forms attached hereto as EXHIBIT H hereto, executed in respect of each of the Leases and dated not more than fifteen (15) days prior to the Closing Date.

         10.11 CHANGES. The amount of the shareholders equity reflected on the balance sheet of each Business included in the Audited Financial Statements shall not be less than ninety (90%) percent of the amount of the shareholders equity reflected on the balance sheet of such Business included in the unaudited financial statements referred to in Section 6.16 hereof.


                                   ARTICLE XI
                      CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject, to the extent not waived, to the following conditions.

         11.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of and at such date, and Buyer shall have delivered to Seller a certificate to that effect signed by an executive officer of Buyer.

         11.02 PERFORMANCE OF THIS AGREEMENT. Buyer shall have performed in all material respects all obligations and complied in all material respects with all conditions required of

Buyer by this Agreement and shall have delivered to Seller a certificate to that effect signed by an executive officer of Buyer.

         11.03 CORPORATE AUTHORIZATION. All corporate action required to be taken by Buyer in connection with the transactions contemplated by this Agreement shall have been taken, all documents incident thereto shall be reasonably satisfactory in substance and form to Seller, and Seller shall have received all such originals or copies of such documents as it may reasonably request.

         11.04 CONSENTS AND APPROVALS. All consents, authorizations, orders or approvals of governmental or regulatory authorities and of individuals or business entities which Seller is required to obtain in order to consummate the transactions contemplated by this Agreement shall have been obtained by Seller and all waiting periods specified by law with respect thereto shall have passed, including, without limitation, the applicable waiting period under the HRS Act.

         11.05 INJUNCTION, LITIGATION, ETC. No order of any court or governmental agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of the transactions contemplated by this Agreement.

         11.06 LEGISLATION. No statute, rule or regulation shall have been proposed or enacted which does, prohibits or might prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

         11.07 OPINION OF COUNSEL FOR BUYER. Seller shall have received an opinion from Harvey L. Friedman, counsel for Buyer, substantially in the form attached hereto as EXHIBIT G.


                                  ARTICLE XII
                             CLOSING AND DELIVERIES

         12.01 TIME AND PLACE OF CLOSING. The closing (the "Closing") shall take place at the offices of Seller in Richmond, Virginia at 10:00 am. local time on April 29, 1996, subject, however, to (i) Buyer's right to adjourn the Closing to a date not later than May 17, 1996; and (ii) the provisions of
Section 8.16 hereof (the date on which the Closing takes place being hereinafter referred to as the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement, shall be deemed to have occurred simultaneously and become effective as of 11:59 p.m. on the day preceding the Closing Date.

         12.02 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer, in executed form, the following:

         (i) special warranty deeds duly executed and in recordable form conveying to Buyer good and marketable title to the Real Property, subject only to the Permitted Exceptions;

        (ii) bills of sale and assignments and such other documents (in form satisfactory to Buyer and suitable for filing, registration or recording, if applicable) as may be necessary to transfer to Buyer the remainder of the Purchased Assets;

       (iii)  the Related Agreements;

        (iv)  the Certificates required by Sections 10.01 and 10.02 hereof;

         (v) evidence that the corporate action described in Section 10.03 hereof has been taken and copies of the consents required by Sections 10.04 and 10.09 hereof,

        (vi)  the opinion of counsel required by Section 10.08 hereof;

       (vii) the Landlord Estoppel Certificates or other statements acceptable to Buyer, and Landlord Waivers described in Section
              10.10 hereof;

      (viii) a letter, in form and content reasonably satisfactory to Buyer, from Seller's independent certified public accountants preparing the Audited Financial Statements and the additional audited financial statements referred to in Section 8.16 hereof, consenting to the inclusion of such audited financial statements in each offering memorandum or registration statement relating to one or more private placements or public offerings of debt and/or equity of Buyer or any Affiliate of Buyer; subject, however, to review of such documents as is reasonable and customary in the public accounting profession;

        (ix) an instrument, in form and content reasonably satisfactory to Newco, pursuant to which Seller shall grant Newco, its successors and assigns, immunity from suit under United States Patent Numbers 4,721,500 issued 1/26/1988; 4,609,140 issued 9/21/1986;
              4,721,499 issued 1/26/1988 and 4,606,496 issued 8/19/1986 as to the plate forming apparatus currently in operation at the Indianapolis, Indiana Facility; provided, however, that modifications to such apparatus which substantially increase the strength of the plates produced at such Facility and which infringe upon the foregoing Patents, will not be within the scope of such Immunity From Suit; and

         (x)  such additional documents as Buyer may reasonably require.

         12.03 DELIVERIES BY BUYER. At the Closing Buyer shall deliver to Seller the following:

         (i) the payment on account of the Purchase Price described in Section 4.02(b)(iv) hereof,

        (ii)  the Senior Subordinated Note in the form of EXHIBIT C required by
              Section 4.02(b)(i) hereof,

       (iii) the Senior Subordinated Note in the form of EXHIBIT D required by Section 4.02(b)(ii) hereof,

        (iv)  the Preferred Shares;

         (v) an executed instrument of assumption of liabilities pursuant to which Buyer shall assume all of the Assumed Liabilities;

        (vi)  the certificates required by Sections 11.01 and 11.02 hereof;

       (vii)  executed Related Agreements;

      (viii) evidence that the corporate action described in Section 11.03 hereof has been taken;

        (ix)  copies of the consents required by Section 11.04 hereof.

         (x) a certificate from the Secretary of State of Delaware as to the good standing of Buyer in the states of Delaware, Vermont and Wisconsin (and other applicable jurisdictions) as of the most recent date obtainable;

        (xi)  the opinion of counsel required by Section 11.07 hereof; and

       (xii)  such additional documents as Seller may reasonably request.


                                  ARTICLE XIII
                          SURVIVAL OF REPRESENTATIONS,
                                INDEMNIFICATION

         13.01 INDEMNIFICATION BY SELLER. Subject to the limitations contained in this Article III, Seller will indemnify and hold Buyer harmless from any damage, loss, liability or expense

(including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) ("Damages") arising out of:

         (a) any misrepresentation contained in, omission from or breach of a representation and warranty made by Seller in this Agreement;

         (b) any Environmental Liabilities related to pre-Closing Environmental Conditions including, without limitation, Environmental Liabilities related to the matters identified on Schedule 6.05 hereto;

         (c) the breach of any agreement of Seller contained in this Agreement (but not the Related Agreements which shall stand on their own); and

         (d) any liability or obligation of Seller not specifically assumed by Buyer pursuant to this Agreement including, without limitation, any liability relating to the actions and proceedings identified on Schedule 6.08 hereto.

         13.02 INDEMNIFICATION BY BUYER. Subject to the limitations contained in this Article XIII, Buyer will indemnify and hold Seller harmless from any Damages arising out of:

         (i) any misrepresentation contained in, omission from or breach of a representation and warranty made by Buyer in this Agreement;

        (ii) the breach of any agreement of Buyer contained this Agreement (but not the Related Agreements, which will stand on their own); and

       (iii) the failure of Buyer to perform any obligation specifically assumed by it pursuant to the terms of this Agreement.

         13.03 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of Seller and Buyer (the "Indemnifying Party"), from one to the other (the "Indemnified Party") under Section 13.01 and Section 13.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) within twenty (20) days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the Indemnified Party shall give the Indemnifying Party notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing;

         (b) in the event that the Indemnifying Party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the Indemnifying Party shall be given at least fifteen (15) days' prior notice of the effectiveness of any such proposed settlement or compromise;

         (c) anything in this Section 13.03 to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnifying Party other than as a result of money damages or other money payments, the Indemnifying Party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the Indemnifying Party shall not without the prior consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment (i) which imposes any restrictions of any nature on the Indemnified Party; or (ii) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim; and

         (d) in connection with any such indemnification, the Indemnified Party will cooperate in all reasonable requests of the Indemnifying Party.

         13.04 CONDITIONS OF SELLER'S INDEMNIFICATION. Notwithstanding anything in this Article XIII to the contrary, Seller shall not be obligated to indemnify and hold harmless Buyer (i) for breaches of any of the representations and warranties contained in Article VI hereof, other than those contained in Section 6.05 hereof, unless the aggregate amount of Damages to Buyer with respect thereto shall exceed $200,000, in which case Seller shall be responsible for the full amount of such Damages, and (ii) in the case of a breach of the representations and warranties contained in Section 6.05 hereof, unless the aggregate amount of Damages with respect thereto shall exceed $200,000, in which case Seller shall be responsible for the amount by which such Damages exceed $200,000. For purposes of calculating the Damages set forth in clauses (i) and (ii) above, Damages of less than $10,000 with respect to any single claim and $50,000 in the aggregate with respect to all such claims, as to clause (i) and Damages of less than $20,000 with respect to any single claim and $50,000 in the aggregate with respect to all such claims, as to clause (ii) shall not be counted toward the $200,000 thresholds described therein. Notwithstanding the foregoing, the exclusions and limitations contained in this
Section 13.04 shall not apply to Damages arising in connection with Sections 3.01(b), 4.03, 4.05, 4.06, 4.07, 6.05 (with respect to the matters identified on Schedule 6.05 hereto), 6.08 (with respect to the actions and proceedings identified on Schedule 6.08 hereto), 6.14, 6.15, 8.06, 8.07, 8.17, 8.21, 9.04,
9.05, 9.09, 9.11, 15.01 and 15.03 hereof. The maximum liability of Seller under this Article XIII shall not exceed the Purchase Price.

         13.05 SURVIVAL OF REPRESENTATIONS. Subject as set forth below, all representations and warranties and indemnities made by any party hereto in this Agreement or pursuant hereto shall survive for a period of fifteen (15) calendar months following the Closing Date; provided, however, that the representations and warranties of Seller contained in (a) Section 6.05 hereof and the indemnities with respect thereto shall survive for a period of five (5) years following the Closing Date; and
(b) Sections 8.06 and 8.21 hereof and the indemnities with respect thereto shall survive until the expiration of the applicable tax statute of limitations, including extensions thereof.


                                  ARTICLE XIV
                                  TERMINATION

         14.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by Buyer, if the conditions set forth in Article X hereof shall not have been complied with or performed in any material respect through no fault of Buyer, and such noncompliance or nonperformance shall not have been waived by Buyer or, cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before April 30, 1996.

         (b) by Seller, if the conditions set forth in Article XI hereof shall not have been complied with or performed in any material respect through no fault of Seller, and such noncompliance or nonperformance shall not have been waived by Seller or, cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before April 30, 1996; subject, however, to the provisions of Section 8.16 hereof; or

         (c) by Buyer or Seller, in the event the Closing Date has not occurred on or prior to the close of business on April 30, 1996; subject, however, to the provisions of Section 8.16 hereof, or such later date as the parties hereto may agree in writing (unless such event has been caused by the breach of this Agreement by the party seeking such termination).

         14.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 14.01 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof except as provided in Sections 4.02(a) and 8.05 hereof. Notwithstanding the foregoing, nothing herein shall relieve any party from liability for any willful breach hereof; provided, however, that Seller's sole remedy for any willful breach hereof by Buyer shall be limited to the termination of this Agreement and receipt of the Deposit as liquidated damages, and not as a penalty.

                                   ARTICLE XV
                                 MISCELLANEOUS

         15.01 BULK TRANSFER LAWS. Subject to the provisions of Section 13.01 hereof Buyer hereby waives compliance by Seller with any applicable "bulk transfer" laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transactions contemplated hereby.

         15.02 EXPENSES, ETC. Whether or not the transactions contemplated by this Agreement are consummated, Seller, on the one hand, and Buyer, on the other hand, shall not have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts. Seller, on the one hand, and Buyer, on the other hand, will indemnify the other and hold the other harmless from and against any claims for finders fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

         15.03 RISK OF LOSS. Prior to the Closing, the risk of loss or damage to, or destruction of, any of the property utilized in the Business, including the Purchased Assets, shall remain with Seller, and the legal doctrine of equitable conversion shall not be applicable to this Agreement or to any of the transactions contemplated hereby. Seller covenants and agrees that, in the event of damage or destruction to any of the Purchased Assets by fire or other casualty between the date hereof and the Closing Date, Seller shall, at its election, (i) restore such Purchased Assets to an operating condition at least equal to that as of the date hereof or (ii) assign to Buyer any and all proceeds of insurance policies in respect of such damage or destruction (whether for property damage or otherwise) and pay to Buyer the aggregate amount of any deductibles in respect of such insurance policies (which payment shall be made by set-off against the amount otherwise payable by Buyer to Seller pursuant to Section 4.02(b)(iv) hereof).

         15.04 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.05 NOTICES. All notices, consents, elections and approvals that are required or may be given pursuant to the term of this Agreement shall be effective only if in writing and shall be sufficient in all respects if (i) delivered personally, (ii) or mailed by registered or certified mail postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile confirmed in writing to the recipient, in each case as follows:

If to Seller, to it at:    James River Corporation
                           120 Tredegar Street
                           Richmond, Virginia 23219
                           Attention:  Lud H. Kimbrough, III
                                       Vice President
                           Fax:  804/649-4281


with a copy to:            James River Corporation
                           120 Tredegar Street
                           Richmond, Virginia 23219
                           Attention:  Frederick W. Christie
                                       Associate General Counsel
                           Fax:  804/649-4488

If to Buyer, to it at:     The Fonda Group, Inc.
                           2920 No. Main Street
                           Oshkosh, Wisconsin 54901
                           Attention:  Thomas Uleau
                                       Chief Financial Officer
                           Fax:  414/235-7912

with a copy to:            Harvey L. Friedman, Esq.
                           Box USA
                           115 Stevens Avenue
                           Valhalla, New York 10595
                           Fax:  914/747-9062

or to such other address or addresses as Seller, on the one hand, or Buyer, on the other hand, shall have designated by like notice to the other.

         15.06 WAIVERS. Seller, on the one hand, and Buyer, on the other hand, may, by notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of Seller, on the one hand, and Buyer, on the other hand, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by Seller, on the one hand, and Buyer, on the other hand, of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         15.07 AMENDMENTS, SUPPLEMENTS, ETC. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties.

         15.08 ENTIRE AGREEMENT. This Agreement and its Exhibits and Schedules, the Related Agreements and the documents executed on the Closing Date in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and neither Seller, on the one hand, nor Buyer and Parent, on the other hand, shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         15.09 AVAILABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (to the extent not preempted by federal law).

         15.10 PUBLICITY. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Each party shall furnish to the other drafts of all such press releases or announcements prior to their release. Nothing contained herein shall prevent any party at any time from furnishing any information required by law or by any Governmental Entity.

         15.11 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement

         15.12 ASSIGNABILITV. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto. Notwithstanding the foregoing, Buyer shall have the right to assign all or any of its rights hereunder to one or more Affiliates of Buyer.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


JAMES RIVER CORPORATION




By:   /s/ Lud H. Kimbrough, III
    ------------------------------
    Name:  Lud H. Kimbrough, III
    Title:  Vice President


THE FONDA GROUP., INC.                      NEWCO


By:  /s/ Thomas Uleau                         By  /s/ Dennis Mehiel
   -------------------------------            -------------------------------
   Name:  Thomas Uleau                        Name:  Dennis Mehiel
   Title: Chief Financial Officer             Title: Chief Executive Officer

Dennis Mehiel, solely with respect
to the agreement expressed by him
in Section 4.02(d) hereof

   /s/ Dennis Mehiel
----------------------------------
Dennis Mehiel